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                                   EXHIBIT 1

                         [Ernst & Young LLP letterhead]


October 2, 1998


Mr. James Jensen
Chief Financial Officer
Atlas Corporation
370 Seventeenth Street
Denver, CO 80202


Dear Jim:

This is to confirm that the client-auditor relationship between atlas Corporation (Commission File Number 1-2714) and Ernst & Young LLP has ceased.

                                    Very truly yours,

                                    /s/ Ernst & Young LLP

cc:  Office of the Chief Accountant
     SECPS Letter File
     Securities And Exchange Commission
     Mail Stop 11-3
     450 Fifth Street, N.W.
     Washington, D.C.  20549



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